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                                                                     EXHIBIT 2.2


                                    EXHIBIT A

                            AGREEMENT AND PLAN MERGER
                                     BETWEEN
                        TRI-UNION DEVELOPMENT CORPORATION
                                       AND
                           TRIBO PETROLEUM CORPORATION


         AGREEMENT AND PLAN OF MERGER made this 27 of July, 2001, between Tri-Union Development Corporation, a Texas corporation with its principal office located at 530 Lovett Boulevard, Houston, Texas 77006-4021 ("Tri-Union") and Tribo Petroleum Corporation, a Texas corporation with its principal office located at 530 Lovett Boulevard, Houston, Texas 77006-4021 ("Tribo," and collectively with Tri-Union, the "Constituent Corporations").

         WHEREAS, Tribo is a corporation duly organized and existing under the laws of the State of Texas;

         WHEREAS, Tri-Union is a corporation duly organized and existing under the laws of the State of Texas and is a wholly-owned subsidiary of Tribo;

         WHEREAS, the authorized capital stock of Tri-Union consists of 1,000 shares of common stock, without par value, of which 1,000 shares have been duly issued and are now outstanding and owned by Tribo;

         WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Tribo merge with and into Tri-Union, which shall be the surviving corporation, under and pursuant to the provisions of the laws of the State of Texas, and that such merger be consummated pursuant to the terms and conditions hereinafter set forth, and each such board has duly approved this Agreement and Plan of Merger;

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger, the mode of effecting the merger, and such other details as are necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:




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                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined below), Tribo shall be merged into Tri-Union, such transaction being referred to herein as the "Merger." As a result of the Merger, the separate corporate existence of Tribo (the "Merging Corporation") shall cease, and Tri-Union (the "Surviving Corporation") shall continue as the surviving corporation. The registered office of Tri-Union in the State of Texas is 530 Lovett Boulevard, Houston, Texas 77006-4021, in the County of Harris.

         SECTION 1.02. Effective Time. This Agreement and Plan of Merger shall become effective at 5:00 CST, July 27, 2001 (the "Effective Time").

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Texas Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all the debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04. Articles of Incorporation; By-laws. At the Effective Time, the Articles of Incorporation of Tribo as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the By-laws of Tribo as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

         SECTION 1.05. Directors and Officers. The directors of Tri-Union immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall serve for the terms provided by law or in the By-laws, or until their respective successors are elected and qualified. The officers of Tri-Union immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall serve for the terms provided by law or in the By-laws, or until their respective successors are elected and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Constituent
Corporation:

                  (a) Each share of Tri-Union common stock issued and outstanding immediately prior to the Effective Time, including any treasury shares held by Tri-Union, shall be canceled and extinguished without any conversion thereof;



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                  (b) Each share of Tribo Class A Common Stock and Class B
Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into an equivalent number of shares of Tri-Union Class A Common Stock and Class B Common.

         SECTION 2.02. Stock Transfer Books. At the Effective Time, the stock transfer books of Tribo shall be closed and there shall be no further registration of transfers of shares of Tribo common stock thereafter on the records of Tribo.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 3.01. Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

         SECTION 3.02. Choice of Law. It is the intention of the parties that the laws of the State of Texas, without regard to the conflict of law provisions thereof, govern the enforceability and validity of this Agreement and Plan of Merger, the construction of its terms, and the interpretation of the rights and duties of the parties.

         SECTION 3.03. Further Assurance of Title. If at any time Tri-Union or its successors or assigns shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Tri-Union (or its successors or assigns) any right, title, or interest of the Merging Corporation held immediately prior to the Effective Date, such Merging Corporation, and its proper representatives, officers and directors, shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in Tri-Union (or its successors or assigns) as shall be necessary to carry out the purposes of this Agreement and Plan of Merger, and Tri-Union (and its successors and assigns) and the proper officers, directors, and representatives thereof are fully authorized to take any and all such action in the name of the Merging Corporation or otherwise.

         SECTION 3.04. Indemnification. To the fullest extent permitted by applicable law, the Surviving Corporation shall indemnify and hold harmless the officers and directors of the Constituent Corporations against all claims and demands arising out of the Merger.

         SECTION 3.05. Amendment. To the extent permitted by applicable law, this Agreement and Plan of Merger may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided that any such amendment must be in writing and signed by the parties hereto in a manner permissible under the terms of this Agreement and Plan of Merger.




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         SECTION 3.06. Termination. To the extent permitted by applicable law, at any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated by the board of directors of any Constituent Corporation.


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         IN WITNESS WHEREOF, Tri-Union and Tribo have caused this Agreement and
Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   TRI-UNION DEVELOPMENT CORPORATION



                                   By:
                                        ----------------------------------------
                                        Richard Bowman, President


                                   TRIBO PETROLEUM CORPORATION



                                   By:
                                        ----------------------------------------
                                        Richard Bowman, President


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